CONVENIENCE TRANSLATION

                             CONTRACT OF EMPLOYMENT

                                     between

                                 Infratest Burke

                           Aktiengesellschaft Holding

                                       and

                                Dr. Hartmut Kiock
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                                     SEC. 1
                                      TASKS

1. Dr. Kiock shall manage the business of the Company in association with the other members of the Board of Management, in accordance with the pertinent statutory provisions, the articles of association, the applicable version of the rules of internal procedure for the Board of Management that have been issued by the Supervisory Board, and the present contract.

2. Dr. Kiock shall represent the Company in accordance with the articles of association, i.e. together with a further member of the Board of Management.

3. As the chairman of the Board of Management, Dr. Kiock shall represent the Board of Management; he shall have a presiding function. He shall co-ordinate the departmental activities of the other members of the Board of Management.

4. Dr. Kiock shall act during his activity on the Board of Management in accordance with the principles of due diligence of a prudent manager within the meaning of the German Stock Corporation Law.

5. In case of losing his capacity as member of the Board of Management because of a transformation of the Company the Company will confer a comparable management position with comparable powers of representation upon Dr. Kiock on terms of this contract.
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                                     SEC. 2
                        TERM OF THE CONTRACT, TERMINATION

1. This contract of employment shall come into effect on signing with retroactive effect on November 20, 1998 and shall be firmly concluded for the period up to November 20, 2003. It replaces and supersedes the existing employment contract of May 21st, 1996. The Chairman of the Supervisory Board will inform Dr. Kiock at the latest 12 months prior to the expiry of the contract, if the Supervisory Board will appoint Dr. Kiock again as member of the Management Board and if the Supervisory Board is willing to extend the present contract for the duration of the new appointment or to conclude a new contract on at least the same conditions. Thereupon Dr. Kiock will declare within three months, if he accepts the appointment and is willing to accept the conditions for the extension or the renewal of the contract of employment.

2. This contract can be terminated by Dr. Kiock by notice of three months prior to the end of the month if

         a) any person or group is or becomes the beneficial owner, directly or indirectly, of securities representing 30% or more of the combined voting power of NFO Worldwide, Inc. (NFO) then outstanding securities;

         b) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of NFO and any new directors, whose election by the Board of Directors of NFO or nomination by NFO's shareholders was approved by a vote of at least 2/3 of NFO directors then still in office who either NFO directors at the beginning of the period or whose election or nomination for election was previously so approved, for any reason cease to constitute a majority thereof.
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                  The foregoing shall not apply in cases of an acquisition of
                  NFO securities by, or any consolidation, merger or exchange of shares with

                  - a corporate subsidiary, of which 95% of the capital stock is owned, directly or indirectly, by NFO or

                  - a subsidiary, organized in a different legal form in which NFO has, directly or indirectly, an equivalent degree of ownership.

3. In case of a termination of the contract of employment by Dr. Kiock according to para. 2, Dr. Kiock shall receive his fixed annual salary as well as the bonus according to Sec. 5 para. 1 in the amount of the average of the preceding two business years, in case of termination before the expiration of two business years in the amount of the average received bonus payments, for the duration of two years as of the date the notice of termination becomes valid.

4. The dismissal of Dr. Kiock as member of the Board of Management and/or as the chairman of the Board of Management shall be possible at any time within the framework of the statutory provisions, notwithstanding his claims pursuant to the present contract.

5. If Dr. Kiock becomes permanently unable to work during the term of the present contract of employment, the contract of employment shall terminate at the end of the quarter in which the permanent inability to work has been established. Inability to work for the purposes of the present contract exists if Dr. Kiock is incapable for longer than six months of pursuing his activity and the restoration of his ability to work cannot also be expected within a further six months. The Supervisory Board shall have the right to demand that the existence of said prerequisites be verified by
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         a doctor of its choice at the expense of the Company.

                                     SEC. 3
                           DEPLOYMENT/PLACE OF LABOUR

1. Dr. Kiock shall make available to the Company his entire labour, all the results of his occupational activity, and all the observations and experience he makes during his activity for the Company.

2. The duties to be performed by Dr. Kiock shall be performed in Munich with the exception of reasonable travel requirements on behalf of the Company.

                                     SEC. 4
           SECONDARY OCCUPATION, COMPETITION, COVENANT NOT TO COMPETE

1. Any paid or unpaid secondary occupation, including the holding of any Supervisory Board seats, as well as any significant and permanent holding in or other participation in an external company shall require the prior consent of the chairman of the Supervisory Board.

2. Dr. Kiock shall be obliged to assume, at the request of the overall Supervisory Board, management functions, Supervisory Board seats or seats in similar controlling bodies at other companies, as well as honorary functions in associations
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         to which the Company belongs. He shall resign such offices at any time at the request of the Supervisory Board, at the latest upon termination of his appointment as member of the Board of Management.

         Dr. Kiock acknowledges that as of the date hereof he has been requested and has agreed to assume the position of President - European Operations of NFO Worldwide, Inc. In accordance with the responsibilities of such position, Dr. Kiock agrees to travel to the United States at least eight times per year to attend meetings of the Office of the President and, if so requested, shall also travel to the United States to attend each meeting of the Board of Directors of NFO. Dr. Kiock shall not be entitled to any additional compensation in respect of his services as President - European Operations of NFO Worldwide, Inc.

3. Publications and talks from the field of activity of the Company shall be permitted; however, for the purpose of internal co-ordination, Dr. Kiock shall inform the other members of the Board of Management in advance.

4. Dr. Kiock undertakes, for a period of two years after the expiration of the term of employment hereunder, in the area of the European Union, the U.S.A. and Canada

         a) neither to own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the Company or any of its affiliated companies; provided, however, that Dr. Kiock may be a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, provided that Dr. Kiock has no active participation in the business of such corporation;
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         b)       nor to induce or to attempt to induce any employee of the
                  Company or of any of its affiliated companies to terminate the employment relations;

         c) nor to induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its affiliated companies to cease doing business with the Company or any affiliated companies nor in any way interfere with the relationship between them and the Company or any of its affiliated companies.

5. For the duration of the covenant not to compete according to para. 4, the Company undertakes to pay Dr. Kiock a compensation of 50% of his last average monthly compensation including the bonus in the amount of the average of the preceding two business years, in case of termination before the expiration of two business years in the amount of the average received bonus payments. Each payment of the compensation is due at the end of the respective month. This shall not apply in case of termination of the employment contract by Dr. Kiock according to Sec. 2 para. 2 or within the period of four years after the signing of the present contract of employment.

         In accordance with ss. 74c of the Commercial Code (HGB), all amounts Dr. Kiock earns through employment elsewhere or maliciously fails to earn, shall be deducted from his compensation amount, insofar as the compensation plus his income, including unemployment benefits pursuant to ss. 148 of the Social Security Code (SGB) III, exceeds 110% of his most recent monthly compensation, including the bonus in the amount of the average of the preceding two business years, in case of termination before the expiration of two business years in the amount of the average received bonus payments. The compensation shall be set off against ongoing payments made under an employer's pension commitment.
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         During the period of the prohibition of competition, Dr. Kiock shall inform the Company of the amount of his salary and the address of his respective employer.

         For each violation of the prohibition of competition, Dr. Kiock shall pay the Company a contractual penalty in the amount of 100% of his last monthly compensation, including the bonus in the amount of the average of the preceding two business years, in case of termination before the expiration of two business years in the amount of the average received bonus payments, prior to leaving the Company. In case of an ongoing violation of the prohibition of competition, the activity during one month shall be deemed to be a separate violation within the meaning of sentence 1. Rights or claims of the Company going beyond that shall remain unaffected.

6. The Company may waive the prohibition of competition before termination of the employment contract by way of written notice to Dr. Kiock. In this case, payment of the compensation for the period of restriction shall end 12 months after the declaration of waiver.

         Otherwise, the provisions set forth in ss.ss. 74 et seq. HGB shall apply accordingly.

7. In case of termination for exceptional cause (but not termination pursuant to Sec. 2 para. 2 hereof) the party who has the right to give notice is entitled to avoid the covenant not to compete within one month after the notice of termination for exceptional cause has been given by written notice towards the other party.
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                                     SEC. 5
                                  REMUNERATION

1.       Dr. Kiock shall receive for his activity

         a)       a fixed annual salary in the amount of DM 500,000;

         b)       a bonus for each business year of the Company.

2. The annual salary shall be paid in twelve equal monthly installments subsequently at the end of the month, with the statutory deductions being made. Dr. Kiock is aware that he is not subject to compulsory social insurance contributions and that the company is thus not obliged to pay employer's contributions.

3. The Supervisory Board will annually decide on an adjustment of the fixed salary effective to each January 1st at its discretion for the first time on January 1st, 2000.

4. The bonus for each business year is performance-related and amounts to up to 66 2/3% of the fixed salary. The bonus is to be determined annually in accordance with the annual performance targets of the Company and its affiliated companies by mutual agreement of the Supervisory Board and Dr. Kiock. The bonus for the fiscal year ending December 3lst, 1999, is to amount to up to DM 333,000.
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                                     SEC. 6
                           CONTINUED PAYMENT OF SALARY

1. In the event of illness, the emoluments and on a pro rata temporis basis the bonus shall continue to be paid for the duration of six months, but at most until termination of the employment.

2. If Dr. Kiock dies, his widow and his children entitled to maintenance shall receive the full fixed emoluments, but no Fringe Benefits according to Sec. 7, and on a pro rata temporis basis the bonus for the period of six months, starting with the expiration of the month of his death. Continued payment of the emoluments pursuant to para. 1 shall be set off against this 6-month period.

                                     SEC. 7
                                 FRINGE BENEFITS

1. The Company shall provide Dr. Kiock with a company car which may also be used privately. In the event Dr. Kiock is suspended from employment or his appointment to the Management Board is revoked, Dr. Kiock shall return the car to the Company and he shall not be entitled to further compensation in respect thereof.

2. The company car shall be appropriate to the position of Dr. Kiock in the Company as regards its procurement costs. The procurement costs to be borne by the Company and the duration of use shall be defined in each case in agreement between the chairman of the supervisory board and Dr. Kiock.
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3.       The wages or income tax connected as a benefit in money's worth with the private use of the car shall be borne by Dr. Kiock.

4. Dr. Kiock is furthermore entitled to Fringe Benefits according to the existing works agreement at the Infratest Burke-Group.

                                     SEC. 8
                        TRAVEL AND OUT-OF-POCKET EXPENSES

1. The Company shall reimburse Dr. Kiock for travel expenses in accordance with the applicable version of the travel expense regulations in force in the Infratest Burke group.

2. Out-of-pocket expenses shall be reimbursed upon submission of proof in accordance with the tax provisions.

                                     SEC. 9
                                     HOLIDAY

Dr. Kiock's entitlement to holiday shall be derived from the relevant application of the plant agreements existing in this regard in the Infratest Burke group. Agreement on the time of taking holidays shall be reached in accordance with the provisions in the rules of internal procedure for the Board of Management. Dr. Kiock shall not be entitled to receive payment in respect of any holiday that is not utilized as of the end of each year.
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                                     SEC. 10
                               EMPLOYEE INVENTIONS

The Company shall be exclusively entitled, without paying any additional compensation to Dr. Kiock, to all the rights from developments, including the rights from processing data and all copyrights and other industrial property rights insofar as they arise from the activity for the company. The mutual rights and obligations in connection with employee inventions shall otherwise comply with the pertinent statutory provisions.

                                     SEC. 11
                         OBLIGATION TO MAINTAIN SECRECY

1. Dr. Kiock shall be obliged to maintain strict secrecy towards third parties regarding all business matters which come to his knowledge during and in connection with his activity for the Company and which relate to the Company, companies affiliated to it, its customers and its shareholders, both for the duration of the present contract and also after its termination.

2. If he leaves the services of the Company, Dr. Kiock shall return all the documents relating to matters of the company in his possession immediately and in full and without any special request being made to do so. A claim to a right of retention to such documents shall be excluded.

3. Dr. Kiock shall maintain secrecy on the contents of the present contract towards unauthorized third parties.
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                                     SEC. 12
                                 DATA PROTECTION

Dr. Kiock will observe the relevant provisions on data protection during his activity for the Company.

                                     SEC. 13
                                FINAL PROVISIONS

1. Modifications and supplements of this contract must be made in writing in order to be valid.

2. Should an individual provision of this Agreement be or become ineffective in whole or in part, the effectiveness of the remaining provisions remains unaffected thereof. Instead of the ineffective provision such effective provision should be effective, which corresponds most likely to the economical purpose the parties wanted or would have wanted having considered the ineffective provision.

3. This Agreement shall be governed by the laws of the Federal Republic of Germany. The place of venue shall be Munich.
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4.       This Agreement exists in English and German. However, the German version is legally binding.

Munich, __________, 1998

------------------------------              ----------------------------
Dr. Hartmut Kiock                           Infratest Burke AG Holding
                                            Chairman of the Supervisory Board